UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2006

BEACON POWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31973 (Commission File Number)	04-3372365 (IRS Employer Identification No.)
234 Ballardvale Street Wilmington, Massachusetts 01887 (Address of Principal Executive Offices) (Zip Code)
(978) 694-9121 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2006, Beacon Power Corporation (the “Company”) was awarded a $752,500 contract by the U.S. Department of Energy to design a 20-megawatt frequency regulation power plant using the Company’s flywheel-based Smart Energy Matrix system, a copy of which contract is filed herewith as Exhibit 10.1. The contract will be administered by Sandia National Laboratories, and also calls for the Company to perform various studies analyzing flywheel frequency regulation, and the optimal size and location of frequency regulation facilities. On September 5, 2006, the Company issued a press release disclosing this agreement, a copy of which is filed herewith as Exhibit 99.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 1, 2006, Kenneth M. Socha and John C. Fox resigned from our board of directors, effective immediately. The Company announced these resignations in a press release dated September 7, 2006, a copy of which is filed herewith as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
10.1	Purchaser Order dated August 31, 2006, by and between Sandia National Laboratories and Beacon Power Corporation.
99.1	Press release dated September 5, 2006.
99.2	Press release dated September 7, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated:	September 7, 2006	By: /s/ F. William Capp

F. William Capp

Chief Executive Officer

EXHIBIT INDEX

Exhibit

No.	Description
10.1	Purchaser Order dated August 31, 2006, by and between Sandia National Laboratories and Beacon Power Corporation.
99.1	Press release dated September 5, 2006.
99.2	Press release dated September 7, 2006.

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